EXHIBIT 99.1
ALTICE USA REPORTS
FIRST QUARTER 2024 RESULTS
Focus on Customer Profitability: Improved Financial Trends in Customer ARPU and Revenue
Growth in Fiber Customer Net Adds and Mobile Line Net Adds
Positive Trends in Customer Experience, Network, and Operations

NEW YORK (May 2, 2024) -- Altice USA (NYSE: ATUS) today reports results for the first quarter ended March 31, 2024.
Dennis Mathew, Altice USA Chairman and Chief Executive Officer, said: "Our first-quarter results are reflective of the progress we are making to improve our operations and financial performance, which we are confident will set us on a path to achieve sustainable long-term growth. We report improvements in year-over-year trends in customer ARPU and Revenue and generated positive Free Cash Flow in the quarter. We are delivering quality and value to our customers by strengthening our networks, improving our execution discipline, enhancing our product portfolio, and accelerating local go-to-market strategies, and we are proud to once again report growth in our fiber and mobile customer bases alongside continued improvement across key operational and customer experience metrics. Our focus remains on driving profitable customer relationships and elevating network and service quality, all while maintaining financial discipline."

First Quarter 2024 Financial Overview
•Total Revenue of $2.3 billion (-1.9% year over year).
•Residential Revenue(1) of $1.8 billion (-2.9% year over year).
•Residential Revenue per user (ARPU)(2) of $135.67 (+0.3% or +$0.35 year over year).
•Business Services Revenue of $364.9 million (+0.3% year over year).
▪Lightpath revenue growth of +3.6% year over year.
▪SMB / Other decline of -0.8% year over year.
•News and Advertising Revenue of $105.7 million (+7.1% year over year).
•Excluding political advertising revenue, News and Advertising grew +1.8% year over year.
•Net income (loss) attributable to stockholders of ($21.2) million (($0.05)/share on a diluted basis) in
Q1 2024 and $25.9 million ($0.06/share on a diluted basis) in Q1 2023.
•Net cash flows from operating activities of $399.7 million in Q1 2024 and $416.8 million in Q1 2023.
•Adjusted EBITDA(3) of $846.6 million (-2.5% year over year), and margin of 37.6%.
•Cash capital expenditures of $336.1 million (-42.3% year over year), capital intensity of 14.9% (11.1% excluding FTTH and new builds). The Company expects to continue to invest in key growth initiatives, with anticipated cash capex of approximately $1.6 billion to $1.7 billion in Full Year 2024.
•Operating Free Cash Flow(3) of $510.5 million (+78.8% year over year), and margin of 22.7%.
•Free Cash Flow(3) of $63.6 million.

First Quarter 2024 Key Operational Highlights
•Improved Customer Experience (CX) Leading to Higher Satisfaction Scores
CX improvements year-over-year across a variety of metrics driven by a 'First Time Right' approach:
◦~1.7 million fewer inbound calls(4) LTM Q1 2024.
◦~235k fewer truck rolls(5) LTM Q1 2024.
◦+63% increase in self-install rate(6) Q1 2024.
◦+13pts improvement in tNPS(7) Q1 2024.
•Strong Fiber Net Adds; Reaching 395k Fiber Customers, an +88% increase in total fiber customers compared to Q1 2023
◦Optimum's best quarter for fiber customer net additions of +53k in Q1 2024, driven by increased migrations of existing customers and fiber gross additions.
◦Penetration of the fiber network reached 14.2% at the end of Q1 2024, up from 8.8% at the end of Q1 2023.
•Optimum Mobile Net Add Growth +29k in Q1 2024; 3.8x Growth Year Over Year; Reaching 352k Lines
◦Optimum Mobile line net additions of +29k in Q1 2024, compared to +8k in Q1 2023.
◦Optimum Mobile grew customer service ARPU(8) by $4.30 in Q1 2024 year over year.
◦Mobile customer penetration of the broadband base was 5.3% at the end of Q1 2024, up from 3.5% at the end of Q1 2023.
◦64% of customers are on unlimited or unlimited max mobile plans as of the end of Q1 2024.
◦In Q1 2024, Optimum Mobile launched in business services, and later this year the Company expects to expand mobile product offerings to tablets, smart watches, device protection and to launch accessories in e-commerce platforms.
•Total Broadband Primary Service Units (PSUs) net losses of -30k
◦Broadband net losses were -30k in Q1 2024, compared to -19k in Q1 2023.
•Continued Progress in Building Quality Broadband Network Experiences
◦Optimum Fiber Internet network was recognized by Ookla® Speedtest® for delivering New York and New Jersey’s fastest and most reliable internet speeds, and titled lowest latency across New York, New Jersey, and Connecticut.
◦Up to 8 Gig symmetrical speeds are available across Optimum East Fiber footprint.
◦Fiber passings additions of +45k in Q1 2024, reaching 2.8 million fiber passings, and targeting approximately 3 million passings by year end 2024.
◦Total passings additions of +51k in Q1 2024, reaching 9.7 million total passings, and will add more than 175k passings in full year 2024.
•Improved Go-to-Market and Base Management with Newly Established Brand Platform
◦Where Local is Big Time brand platform centers on the ability to bring the reach and connectivity resources of a large national provider with the familiarity, connection, and localized attention of a small business.
◦Enhanced base management strategies include speed right-sizing ~300k qualifying customers to higher speed tiers.

Debt Maturities Addressed Near Term
•In January 2024, CSC Holdings issued $2,050 million in aggregate principal amount of senior guaranteed notes due 2029 at an interest rate of 11.750% which will mature on January 31, 2029. The proceeds from these notes were used to repay the outstanding balance of Term Loan B and Incremental Term Loan B-3 in full, as well as pay the fees, costs and expenses associated with these transactions.
•In February 2024, CSC Holdings redeemed in full the 5.250% Senior Notes due 2024 and 5.250% Series B Senior Notes, and drew down $750 million under the revolving credit facility to repay these notes.
Balance Sheet Review as of March 31, 2024
•Net debt(9) for CSC Holdings, LLC Restricted Group was $23,059 million at the end of Q1 2024, representing net leverage of 7.1x L2QA(10).
◦The weighted average cost of debt for CSC Holdings, LLC Restricted Group was 6.6% and the weighted average life of debt was 4.9 years.
•Net debt(9) for Cablevision Lightpath LLC was $1,421 million at the end of Q1 2024, representing net leverage of 5.7x L2QA.
◦The weighted average cost of debt for Cablevision Lightpath LLC was 5.4% and the weighted average life of debt was 3.8 years.
•Consolidated net debt(9) for Altice USA was $24,458 million, representing consolidated net leverage of 7.0x L2QA.
◦The weighted average cost of debt for consolidated Altice USA was 6.5% and the weighted average life of debt was 4.8 years.
Shares Outstanding
As of March 31, 2024, the Company had 459,961,698 combined shares of Class A and Class B common stock outstanding.

Customer Metrics (in thousands, except per customer amounts)
	Q1-23	Q2-23	Q3-23	Q4-23	FY-23	Q1-24
Total Passings(11)	9,512.2	9,578.6	9,609.0	9,628.7	9,628.7	9,679.3
Total Passings additions	48.4	66.4	30.4	19.7	164.9	50.6
Total Customer Relationships(12)(13)
Residential	4,472.4	4,429.5	4,391.5	4,363.1	4,363.1	4,326.8
SMB	380.9	381.0	381.1	380.3	380.3	379.7
Total Unique Customer Relationships	4,853.3	4,810.5	4,772.6	4,743.5	4,743.5	4,706.5
Residential net additions (losses)	(26.1)	(42.9)	(38.0)	(28.4)	(135.4)	(36.3)
Business Services net additions (losses)	(0.3)	0.1	0.1	(0.8)	(0.9)	(0.7)
Total customer net additions (losses)	(26.4)	(42.7)	(37.9)	(29.2)	(136.2)	(37.0)
Residential PSUs
Broadband	4,263.7	4,227.0	4,196.0	4,169.0	4,169.0	4,139.7
Video	2,380.5	2,312.2	2,234.6	2,172.4	2,172.4	2,094.7
Telephony	1,703.5	1,640.8	1,572.7	1,515.3	1,515.3	1,452.1
Broadband net additions (losses)	(19.2)	(36.8)	(31.0)	(27.0)	(113.9)	(29.4)
Video net additions (losses)	(58.6)	(68.3)	(77.6)	(62.2)	(266.7)	(77.7)
Telephony net additions (losses)	(60.6)	(62.7)	(68.1)	(57.4)	(248.9)	(63.1)
Residential ARPU ($)(1)(2)	135.32	137.44	138.42	136.01	136.80	135.67
SMB PSUs
Broadband	349.0	349.1	349.4	348.9	348.9	348.5
Video	95.3	93.7	91.9	89.6	89.6	87.3
Telephony	210.0	208.0	205.9	203.2	203.2	200.7
Broadband net additions (losses)	(0.1)	0.1	0.3	(0.5)	(0.2)	(0.4)
Video net additions (losses)	(2.0)	(1.6)	(1.8)	(2.3)	(7.7)	(2.3)
Telephony net additions (losses)	(2.3)	(2.0)	(2.1)	(2.6)	(9.1)	(2.6)
Total Mobile Lines
Mobile ending lines	247.9	264.2	288.2	322.2	322.2	351.6
Mobile ending lines excluding free service(14)	223.3	257.9	288.1	322.2	322.2	351.6
Mobile line net additions	7.6	16.3	24.1	34.0	82.0	29.3
Mobile line net additions ex-free service(14)	14.6	34.6	30.3	34.1	113.5	29.3

Fiber (FTTH) Customer Metrics (in thousands)
	Q1-23	Q2-23	Q3-23	Q4-23	FY-23	Q1-24
FTTH Total Passings(15)	2,373.0	2,659.5	2,720.2	2,735.2	2,735.2	2,780.0
FTTH Total Passing additions	214.2	286.6	60.7	14.9	576.4	44.8
FTTH Residential	207.2	245.9	289.3	333.8	333.8	385.2
FTTH SMB	2.7	3.9	5.7	7.6	7.6	9.4
FTTH Total customer relationships(16)	209.9	249.7	295.1	341.4	341.4	394.6
FTTH Residential net additions	37.2	38.6	43.4	44.5	163.8	51.4
FTTH SMB net additions	0.9	1.2	1.9	1.8	5.8	1.9
FTTH Total customer net additions	38.1	39.8	45.3	46.3	169.7	53.2

Altice USA Consolidated Operating Results (in thousands, except per share data) (Unaudited)
	Three Months Ended March 31,
	2024	2023

Revenue:
Broadband	$916,994	$957,045
Video	755,594	770,601
Telephony	70,965	77,681
Mobile(1)	24,893	15,526
Residential revenue(1)	1,768,446	1,820,853
Business services and wholesale	364,861	363,641
News and Advertising	105,725	98,737
Other(1)	11,903	10,747
Total revenue	2,250,935	2,293,978
Operating expenses:
Programming and other direct costs	743,887	771,719
Other operating expenses	674,250	651,245
Restructuring, impairments and other operating items	51,253	29,672
Depreciation and amortization (including impairments)	388,391	416,212
Operating income	393,154	425,130
Other income (expense):
Interest expense, net	(437,141)	(389,278)
Gain on investments and sale of affiliate interests, net	292	192,010
Loss on derivative contracts, net	—	(166,489)
Gain (loss) on interest rate swap contracts, net	42,303	(14,429)
Gain (loss) on extinguishment of debt and write-off of deferred financing costs	(7,035)	4,393
Other income (loss), net	(1,545)	10,205
Income (loss) before income taxes	(9,972)	61,542
Income tax expense	(2,924)	(30,372)
Net income (loss)	(12,896)	31,170
Net income attributable to noncontrolling interests	(8,297)	(5,305)
Net income (loss) attributable to Altice USA stockholders	$(21,193)	$25,865
Basic net income (loss) per share	$(0.05)	$0.06
Diluted net income (loss) per share	$(0.05)	$0.06
Basic weighted average common shares	457,369	454,686
Diluted weighted average common shares	457,369	455,594

Altice USA Consolidated Statements of Cash Flows (in thousands) (Unaudited)
	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$(12,896)	$31,170
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization (including impairments)	388,391	416,212
Loss (gain) on investments and sale of affiliate interests, net	(292)	(192,010)
Loss on derivative contracts, net	—	166,489
Loss (gain) on extinguishment of debt and write-off of deferred financing costs	7,035	(4,393)
Amortization of deferred financing costs and discounts (premiums) on indebtedness	6,893	10,719
Share-based compensation	13,757	(2,623)
Deferred income taxes	86,595	(57,248)
Decrease in right-of-use assets	11,488	11,324
Provision for doubtful accounts	21,998	20,259
Other	1,510	316
Change in operating assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable, trade	20,908	26,364
Prepaid expenses and other assets	(85,655)	(45,931)
Amounts due from and due to affiliates	15,606	10,084
Accounts payable and accrued liabilities	(64,859)	(20,577)
Deferred revenue	3,056	13,833
Interest rate swap contracts	(13,874)	32,858
Net cash provided by operating activities	399,661	416,846
Cash flows from investing activities:
Capital expenditures	(336,095)	(582,897)
Other, net	318	(198)
Net cash used in investing activities	(335,777)	(583,095)
Cash flows from financing activities:
Proceeds from long-term debt	2,950,000	350,000
Repayment of debt	(2,967,306)	(268,936)
Proceeds from derivative contracts in connection with the settlement of collateralized debt	—	38,902
Principal payments on finance lease obligations	(35,396)	(37,861)
Payment related to acquisition of a noncontrolling interest	(7,261)	—
Additions to deferred financing costs	(17,138)	—
Other, net	(3,775)	(700)
Net cash provided by (used in) financing activities	(80,876)	81,405
Net decrease in cash and cash equivalents	(16,992)	(84,844)
Effect of exchange rate changes on cash and cash equivalents	(612)	(190)
Net decrease in cash and cash equivalents	(17,604)	(85,034)
Cash, cash equivalents and restricted cash at beginning of year	302,338	305,751
Cash, cash equivalents and restricted cash at end of year	$284,734	$220,717

Reconciliation of Non-GAAP Financial Measures
We define Adjusted EBITDA, which is a non-GAAP financial measure, as net income (loss) excluding income taxes, non-operating income or expenses, gain (loss) on extinguishment of debt and write-off of deferred financing costs, gain (loss) on interest rate swap contracts, gain (loss) on derivative contracts, gain (loss) on investments and sale of affiliate interests, interest expense, net, depreciation and amortization, share-based compensation, restructuring, impairments and other operating items (such as significant legal settlements and contractual payments for terminated employees).
Adjusted EBITDA eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of our business and from intangible assets recognized from acquisitions, as well as certain non-cash and other operating items that affect the period-to-period comparability of our operating performance. In addition, Adjusted EBITDA is unaffected by our capital and tax structures and by our investment activities.
We believe Adjusted EBITDA is an appropriate measure for evaluating our operating performance. Adjusted EBITDA and similar measures with similar titles are common performance measures used by investors, analysts and peers to compare performance in our industry. Internally, we use revenue and Adjusted EBITDA measures as important indicators of our business performance and evaluate management’s effectiveness with specific reference to these indicators. We believe Adjusted EBITDA provides management and investors a useful measure for period-to-period comparisons of our core business and operating results by excluding items that are not comparable across reporting periods or that do not otherwise relate to our ongoing operating results. Adjusted EBITDA should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), and other measures of performance presented in accordance with GAAP. Since Adjusted EBITDA is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies.
We also use Operating Free Cash Flow (defined as Adjusted EBITDA less cash capital expenditures), and Free Cash Flow (defined as net cash flows from operating activities less cash capital expenditures) as indicators of our financial performance. We believe these measures are two of several benchmarks used by investors, analysts and peers for comparison of performance in our industry, although they may not be directly comparable to similar measures reported by other companies.

Reconciliation of Net Income to Adjusted EBITDA and Operating Free Cash Flow (in thousands) (unaudited)
	Three Months Ended March 31,
	2024	2023

Net income (loss)	$(12,896)	$31,170
Income tax expense	2,924	30,372
Other loss (income), net	1,545	(10,205)
Loss (gain) on interest rate swap contracts, net	(42,303)	14,429
Loss on derivative contracts, net	—	166,489
Gain on investments and sale of affiliate interests, net	(292)	(192,010)
Loss (gain) on extinguishment of debt and write-off of deferred financing costs	7,035	(4,393)
Interest expense, net	437,141	389,278
Depreciation and amortization	388,391	416,212
Restructuring, impairments and other operating items	51,253	29,672
Share-based compensation	13,757	(2,623)
Adjusted EBITDA	846,555	868,391
Capital expenditures (cash)	336,095	582,897
Operating Free Cash Flow	$510,460	$285,494

Reconciliation of net cash flow from operating activities to Free Cash Flow (Deficit) (unaudited):
	Three Months Ended March 31,
	2024	2023

Net cash flows from operating activities	$399,661	$416,846
Capital Expenditures (cash)	336,095	582,897
Free Cash Flow (Deficit)	$63,566	$(166,051)

Consolidated Net Debt as of March 31, 2024

CSC Holdings, LLC Restricted Group (in $m)	Principal Amount	Coupon / Margin	Maturity
Drawn RCF	$1,600	SOFR+2.350%	2027
Term Loan B-5	2,880	L+2.500%(17)	2027
Term Loan B-6	1,982	SOFR+4.500%	2028(18)
Guaranteed Notes	1,310	5.500%	2027
Guaranteed Notes	1,000	5.375%	2028
Guaranteed Notes	1,000	11.250%	2028
Guaranteed Notes	2,050	11.750%	2029
Guaranteed Notes	1,750	6.500%	2029
Guaranteed Notes	1,100	4.125%	2030
Guaranteed Notes	1,000	3.375%	2031
Guaranteed Notes	1,500	4.500%	2031
Senior Notes	1,046	7.500%	2028
Legacy unexchanged Cequel Notes	4	7.500%	2028
Senior Notes	2,250	5.750%	2030
Senior Notes	2,325	4.625%	2030
Senior Notes	500	5.000%	2031
CSC Holdings, LLC Restricted Group Gross Debt	23,297
CSC Holdings, LLC Restricted Group Cash	(238)
CSC Holdings, LLC Restricted Group Net Debt	$23,059

CSC Holdings, LLC Restricted Group Undrawn RCF	$737

Cablevision Lightpath LLC (in $m)	Principal Amount	Coupon / Margin	Maturity
Drawn RCF(19)	$—	SOFR+3.360%
Term Loan	581	SOFR+3.360%	2027
Senior Secured Notes	450	3.875%	2027
Senior Notes	415	5.625%	2028
Cablevision Lightpath Gross Debt	1,446
Cablevision Lightpath Cash	(25)
Cablevision Lightpath Net Debt	$1,421

Cablevision Lightpath Undrawn RCF	$115

Net Leverage Schedules as of March 31, 2024 (in $m)

	CSC Holdings Restricted Group(20)	Cablevision Lightpath LLC	CSC Holdings Consolidated(21)	Altice USA Consolidated

Gross Debt Consolidated(22)	$23,297	$1,446	$24,742	$24,742
Cash	(238)	(25)	(284)	(284)
Net Debt Consolidated(22)	$23,059	$1,421	$24,458	$24,458
LTM EBITDA	$3,341	$247	$3,587	$3,587
L2QA EBITDA	$3,252	$248	$3,500	$3,500
Net Leverage (LTM)	6.9x	5.8x	6.8x	6.8x
Net Leverage (L2QA)	7.1x	5.7x	7.0x	7.0x
WACD (%)	6.6%	5.4%	6.6%	6.5%

Reconciliation to Financial Reported Debt
Actual
Total Debenture and Loans from Financial Institutions (Carrying Amount)	$24,686
Unamortized financing costs, discounts and fair value adjustments, net of unamortized premiums	56
Gross Debt Consolidated(22)	24,742
Finance leases and other notes	376
Total Debt	25,118
Cash	(284)
Net Debt	$24,834

(1)Beginning in the second quarter of 2023, mobile service revenue previously included in mobile revenue is now separately reported in residential revenue and business services revenue. In addition, mobile equipment revenue previously included in mobile revenue is now included in other revenue. Prior period amounts have been revised to conform with this presentation.
(2)Average revenue per user (ARPU) is calculated by dividing the average monthly revenue for the respective period derived from the sale of broadband, video, telephony and mobile services to residential customers by the average number of total residential customers for the same period and excludes mobile-only customer relationships. ARPU amounts for prior periods have been adjusted to include mobile service revenue.
(3)See “Reconciliation of Non-GAAP Financial Measures” beginning on page 7 of this release.
(4)Inbounds technical, care and support call volumes over the last twelve month period (LTM).
(5)Truck rolls, or service visits, excluding employee initiated special request orders over the last twelve month period (LTM).
(6)Self-install % increase is the change in percentage of residential installs at eligible addresses choosing self-install, excluding fiber installs.
(7)Transactional NPS (tNPS) represents the average monthly metric for the quarter that blends Care, Field, Retail and Sales across Fixed, Mobile, and Advanced Support.
(8)Mobile revenue per customer (ARPU) is calculated by dividing the average monthly mobile service revenue, excluding mobile equipment revenue, by the average number of total mobile customers for the same period.
(9)Net debt, defined as the principal amount of debt less cash, and excluding finance leases and other notes.
(10)L2QA leverage is calculated as quarter end net leverage divided by the last two quarters of Adjusted EBITDA annualized.
(11)Total passings represents the estimated number of single residence homes, apartments and condominium units passed by the HFC and FTTH network in areas serviceable without further extending the transmission lines. In addition, it includes commercial establishments that have connected to our HFC and FTTH network. Broadband services were not available to approximately 30 thousand total passings and telephony services were not available to approximately 500 thousand total passings.
(12)Total Unique Customer Relationships represent the number of households/businesses that receive at least one of the Company’s fixed-line services. Customers represent each customer account (set up and segregated by customer name and address), weighted equally and counted as one customer, regardless of size, revenue generated, or number of boxes, units, or outlets on our hybrid-fiber-coaxial (HFC) and fiber-to-the-home (FTTH) network. Free accounts are included in the customer counts along with all active accounts, but they are limited to a prescribed group. Most of these accounts are also not entirely free, as they typically generate revenue through pay-per-view or other pay services and certain equipment fees. Free status is not granted to regular customers as a promotion. In counting bulk Residential customers, such as an apartment building, we count each subscribing family unit within the building as one customer, but do not count the master account for the entire building as a customer. We count a bulk commercial customer, such as a hotel, as one customer, and do not count individual room units at that hotel.
(13)Total Customer Relationship metrics do not include mobile-only customers.
(14)Reported ending mobile lines include lines receiving free service. Adjusted mobile lines exclude additions relating to mobile lines receiving free service from all periods presented, and includes net additions from when customers previously on free service start making payments.
(15)Represents the estimated number of single residence homes, apartments and condominium units passed by the FTTH network in areas serviceable without further extending the transmission lines. In addition, it includes commercial establishments that have connected to our FTTH network.
(16)Represents number of households/businesses that receive at least one of the Company's fixed-line services on our FTTH network. FTTH customers represent each customer account (set up and segregated by customer name and address), weighted equally and counted as one customer, regardless of size, revenue generated, or number of boxes, units, or outlets on our FTTH network. Free accounts are included in the customer counts along with all active accounts, but they are limited to a prescribed group. Most of these accounts are also not entirely free, as they typically generate revenue through pay-per view or other pay services and certain equipment fees. Free status is not granted to regular customers as a promotion. In counting bulk residential customers, such as an apartment building, we count each subscribing family unit within the building as one customer, but do not count the master account for the entire building as a customer. We count a bulk commercial customer, such as a hotel, as one customer, and do not count individual room units at that hotel.
(17)These loans use Synthetic USD LIBOR, calculated as Term SOFR plus a spread adjustment.
(18)The Incremental Term Loan B-6 is due on the earlier of (i) January 15, 2028 and (ii) April 15, 2027 if, as of such date, any Incremental Term Loan B-5 borrowings are still outstanding, unless the Incremental Term Loan B-5 maturity date has been extended to a date falling after January 15, 2028.
(19)Under the extension amendment to the Lightpath credit agreement entered into in February 2024, $95 million of revolving credit commitments, if drawn, would be due on June 15, 2027 and $20 million of revolving credit commitments, if drawn, would be due on November 30, 2025.
(20)CSC Holdings, LLC Restricted Group excludes the unrestricted subsidiaries, primarily Cablevision Lightpath LLC and NY Interconnect, LLC.
(21)CSC Holdings Consolidated includes the CSC Holdings, LLC Restricted Group and the unrestricted subsidiaries.
(22)Principal amount of debt excluding finance leases and other notes.
Numerical information is presented on a rounded basis using actual amounts. Minor differences in totals and percentage calculations may exist due to rounding.

Contacts
Investor Relations
John Hsu: +1 917 405 2097 / john.hsu@alticeusa.com
Sarah Freedman: +1 631 660 8714 / sarah.freedman@alticeusa.com

Media Relations
Lisa Anselmo: +1 516 279 9461 / lisa.anselmo@alticeusa.com
Janet Meahan: +1 516 519 2353 / janet.meahan@alticeusa.com

About Altice USA
Altice USA (NYSE: ATUS) is one of the largest broadband communications and video services providers in the United States, delivering broadband, video, mobile, proprietary content and advertising services to approximately 4.7 million residential and business customers across 21 states through its Optimum brand. The Company operates a4, an advanced advertising and data business, which provides audience-based, multiscreen advertising solutions to local, regional and national businesses and advertising clients. Altice USA also offers hyper-local, national, international and business news through its News 12 and i24NEWS networks.

FORWARD-LOOKING STATEMENTS
Certain statements in this earnings release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements other than statements of historical facts contained in this earnings release, including, without limitation, those regarding our intentions, beliefs or current expectations concerning, among other things: our future financial conditions and performance, results of operations and liquidity, including Free Cash Flow and capital expenditures; our strategy, objectives, prospects, trends, service and operational improvements, base management strategy, capital expenditure plans, fiber and mobile growth, passings, upgrade plans, and leverage targets; our ability to achieve operational performance improvements; and future developments in the markets in which we participate or are seeking to participate. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate”, “believe”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “plan”, “project”, “should”, “target”, or “will” or, in each case, their negative, or other variations or comparable terminology. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. To the extent that statements in this earnings release are not recitations of historical fact, such statements constitute forward-looking statements, which, by definition, involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements including risks referred to in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and Quarterly Reports on Form 10-Q. You are cautioned to not place undue reliance on Altice USA’s forward-looking statements. Any forward-looking statement speaks only as of the date on which it was made. Altice USA specifically disclaims any obligation to publicly update or revise any forward-looking statement, as of any future date.